Exhibit 3.43

AMENDED AND RESTATED BY-LAWS

OF

TOWN & COUNTRY FOOD STORES, INC.

ARTICLE I.

OFFICES

Section 1. The registered office of the corporation shall be at 4433 Baldwin Blvd., Corpus Christi, Texas 78408.

Section 2. The corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 1. Meetings of shareholders for all purposes may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed Waiver of Notice thereof.

Section 2. An annual meeting of the shareholders shall be held in October, at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3. At least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order with the • residence of each and the number of voting shares of each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present.

Section 4. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these by-laws, may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

Section 5. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ton nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

Section 6. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that ‘the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, by proxy appointed by an instrument in writing subscribed such shareholder, or by his duly authorized attorney-in-fact, and bearing a date lot more than eleven months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten nor more than fifty days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

ARTICLE III.

DIRECTORS

Section 1. The business and affairs of the corporation shall be managed by its Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation’ or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 2. The Board of Directors shall consist of not less than one (1) Director, and no Director need be a shareholder or resident of the State of Texas. The Directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each Director elected shall hold office until his successor shall be elected and shall qualify.

Section 3. Any Director may be removed either for or without cause, at any special meeting of shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors, or a successor or successors may be chosen at a special meeting of the shareholders called for that purpose; and each successor Director so chosen shall be elected for the unexpired term of his predecessor in office. Any Directorship co be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

Section 4. At every election of Directors, each shareholder shall have the right to vote the number of voting shares owned by him for as many persons as there are Directors to be elected or he may cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. Any shareholder who intends to cumulate his votes as herein authorized shall give written notice of such intention to the secretary of the corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5. The Directors of the corporation may hold their meetings, both regular and special, either within or without the State of Texas.

Section 6. The first meeting of each newly-elected Board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the Directors then elected and serving, such time or place shall be changed.

Section 7. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 8. Special meetings of the Board of Directors may be called by the President on three days’ notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors. Except as may be otherwise expressly provided by statute, or by the Articles of Incorporation, or by these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

Section 9. At all meetings of the Board of Directors, . the presence of a majority of the Directors shall be necessary and • sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

EXECUTIVE COMMITTEE

Section 10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an executive committee, to consist of two or more of the Directors of the corporation, one of whom shall be the President of this corporation. The executive committee, to the extent provided in said resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, except where action of the full Board of Directors is required by statute or by the Articles of Incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

Section 11. The executive committee shall keep regular minutes of its proceedings and report the same to the Board when required.

COMPENSATION OF DIRECTORS

Section 12. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

ARTICLE IV.

NOTICES

Section 1. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any Director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such Director or shareholder at such address as appears on the books of the corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mails as aforesaid.

Section 2. Whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of the statutes or of the Articles of Incorporation, or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

ARTICLE V.

OFFICERS

Section 1. The officers of the corporation shall be elected by the Directors and shall be a President, a Vice President, a secretary, and a Treasurer. The Board of Directors may also choose additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person.

Section 2. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a President from its members, and shall choose one or more Vice Presidents, a Secretary, and a Treasurer, none of whom need be a member of the Board.

Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 5. Each officer of the corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

THE PRESIDENT

Section 6. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business and affairs of the corporation, shall see that all orders and resolutions of the Board are carried into effect, and shall perform such other duties as the Board of Directors shall prescribe.

VICE PRESIDENTS

Section 7. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 8. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

Section 9. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

THE TREASURER AND ASSISTANT TREASURERS

Section 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

Section 11. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as the Board of Directors may prescribe.

Section 12. If required by the Board of Directors, he shall give the corporation a bond in such form, in such sum, and with surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 13. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

ARTICLE VI.

CERTIFICATES REPRESENTING SHARES

Section 1. Certificates in such form as may be determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, other than the corporation or an employee of the corporation, the signature’ of any such officer may be facsimile.

LOST CERTIFICATES

Section 2. The Board of Directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

TRANSFER OF SHARES

Section 3. shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or the transfer agent of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

REGISTERED SHAREHOLDERS

Section 4. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII.

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the corporation, subject to the provisions of the statutes, and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopt the resolution declaring such dividend shall be the record date.

RESERVES

Section 2. There may be created by resolution of the Hoard of Directors out of the earned surplus of the corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends., or to repair or maintain any property of the corporation, or for such other purpose as the Directors shall think beneficial to the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the corporation and the State of Texas incorporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

Section 6. The corporation shall indemnify any director, officer, or employee, or former director, officer, or employee of the corporation, or any person who may have served at its request as a director, officer, or employee of another corporation in which it owns shares of stock, or of which it is a creditor, against expenses actually and necessarily incurred by him and any amount paid in satisfaction of judgment in connection with any action, suit, or proceeding, whether civil or criminal in nature, in which he is made a patty by reason of being or having been such a director, officer, or employee (whether or not a director. officer, or employee at the time such costs or expenses are incurred by or imposed upon him) except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. The corporation may also reimburse to any director, officer, or employee the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee of the directors not involved in the matter in controversy, whether or not a quorum, that it was to the interests of the corporation that such settlement be made and that such director, officer, or employee was not guilty of gross negligence or willful misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director, officer, or employee may be entitled by law or under any By-Law, agreement, vote of shareholders, or otherwise.

ARTICLE VIII.

AMENDMENTS

These By-Laws may be altered, amended, or repealed at any meeting of the shareholders at which a quorum is present or represented by the affirmative vote of the holders of a majority of the shares present or represented at such meeting and entitled to vote thereat, provided notice of the proposed alteration, amendment, or repeal be contained in, the notice of such meeting.